Exhibit 10.5

TB SA ACQUISITION CORP

PO Box 1093

Boundary Hall, Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

[•], 2021

TCP SA, LLC

PO Box 309

Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of TB SA Acquisition Corp, a Cayman Islands exempted company (the “Company”), and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), TCP SA, LLC, a Cayman Islands limited liability company (the “Sponsor”), shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands (or any successor location). In exchange therefore, the Company shall pay the Sponsor a sum of up to $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

TB SA ACQUISITION CORP

By:
Name:	Andrew Rolfe
Title:	Chief Executive Officer and Director

AGREED TO AND ACCEPTED BY:

TCP SA, LLC
By: TCP GP, Ltd, as Sole Member

By:
Name:	Glenn F. Miller
Title:	Authorized Signatory

[Signature Page to TB SA Acquisition Corp—Inside Letter re: Payment of Administrative Expenses]